Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                            WESTBRIDGE CAPITAL CORP.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                                                  73-1165000
(State of Incorporation)                                  (IRS Employer

                                                          Identification No.)

                           777 Main Street, Suite 900
                             Fort Worth, Texas 76102

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                ----------------

                            WESTBRIDGE CAPITAL CORP.
                           1996 RESTRICTED STOCK PLAN

                            (FULL TITLE OF THE PLAN)

                                ----------------
                               Patrick J. Mitchell
                            WESTBRIDGE CAPITAL CORP.

                           777 Main Street, Suite 900
                             Fort Worth, Texas 76102

                                 (817) 878-3306

            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   Copies to:

                              Robert S. Reder, Esq.
                         Milbank, Tweed, Hadley & McCloy

                             1 Chase Manhattan Plaza
                            New York, New York 10005

                                 (212) 530-5000

                                ----------------

                         CALCULATION OF REGISTRATION FEE


                                      Proposed         Proposed Maximum
Title of Securities  Amount to be   Maximum Offering   Aggregate          Amount of
to be Registered     Registered(1)  Price Per Share(2) Offering Price     Registration Fee
===================  =============  ================  =================  ==================
  Common Stock
(par value $.01       1,000,000
   per share)         shares              $10            $10,000,000            $3,030
===================  =============  ================  =================  ==================

(1) Pursuant to Rule 457(h)(1) of the Securities and Exchange Commission under the Securities Act of 1933, the amount of the registration fee has been computed with respect to the maximum number of shares issuable under the plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low prices reported on the New York Stock Exchange composite transactions on March 25, 1997.

PART I

ITEM 1.           PLAN INFORMATION

This Registration Statement relates to the registration of 1,000,000 shares of Common Stock, $.10 par value per share, of WESTBRIDGE CAPITAL CORP. (the "Registrant") to be awarded under the Westbridge Capital Corp. 1996 Restricted Stock Plan (the "Plan"). Documents containing the information required by Part I of the Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

The Registrant will, upon written or oral request, provide without charge to any person to whom the Prospectus relating to this Registration Statement is delivered, a copy of any and all of the information which has been incorporated by reference in such Prospectus and this Registration Statement (pursuant to Item 3 of Part II below). Such requests should be directed to the Secretary, Westbridge Capital Corp., 777 Main Street, Suite 900, Fort Worth, Texas 76102 (telephone: 817- 878-3300).

PART II

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (b) The description of the Common Stock of the Registrant contained in the Registration Statement on Form S-1, and amendments thereto (Commission File No. 333-24137), filed by the Registrant under the Securities Act of 1933 with the SEC on March 28, 1997.

     (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and/or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.           INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law, INTER ALIA, generally empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expense (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

The Registrant's Restated Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duties as a director. The effect of these provisions is to eliminate the rights of the Registrant and its stockholders (through stockholders' derivative suits on behalf of the Registrant) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from grossly negligent conduct). This provision does not exonerate the directors from liability under federal securities laws nor does it limit the availability of non-monetary relief in any action or proceeding against a director. In addition, the Registrant's By-laws effective June 24, 1994 provides that the Registrant shall, to the fullest extent permitted by Delaware Law, indemnify its officers and directors against liabilities, cost and expenses as provided by Delaware Law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.           LIST OF EXHIBITS

     4.1 Restated Certificate of Incorporation of the Registrant. (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Amendment No. 1 to Form S-1 (Commission File No. 33-81380), filed under the Securities Act of 1933, as amended, with the Commission on September 26, 1994.)

     4.2 Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.7 of the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 33-81380), filed under the Securities Act of 1933, as amended, with the Commission on July 11, 1994.)

     4.3  Westbridge Capital Corp. 1996 Restricted Stock Plan.

     5 Opinion of Milbank, Tweed, Hadley & McCloy as to the legality of the Common Stock registered hereby.

     23.1 Consent of Milbank, Tweed, Hadley & McCloy (contained in the opinion included as Exhibit 5).

     23.2 Consent of Price Waterhouse LLP.

     24   Powers of Attorney (included on signature pages).

ITEM 9.           UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unallocated at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or 15(d) of the

          Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, WESTBRIDGE CAPITAL CORP. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Fort Worth, Texas on the 26th day of March, 1997.

                                            WESTBRIDGE CAPITAL CORP.

                                            By:/S/ MARTIN E. KANTOR

                                            Martin E. Kantor
                                            Chairman of the Board
                                            and Chief Executive Officer

Each person whose individual signature appears below hereby makes, constitutes and appoints Martin E. Kantor to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 26, 1997 by the following persons in the capacities indicated:

NAME                                  TITLE

/S/ MARTIN E. KANTOR                  Chairman of the Board, Director
Martin E. Kantor                      and Chief Executive Officer

/S/ JAMES W. THIGPEN                  Director; President;
James W. Thigpen                      Chief Operating Officer

/S/ MARVIN H. BERKELEY                Director
Marvin H. Berkeley

/S/ ARTHUR W. FEINBERG                Director
Arthur W. Feinberg

/S/ GEORGE M. GARFUNKEL               Director
George M. Garfunkel

NAME                                  TITLE

/S/ PETER J. MILLOCK                  Director
Peter J. Millock, Esq.

/S/ GLENN O. PHILLIPS                 Director
Glenn O. Phillips

/S/ JOSEPH C. SIBIGTROTH              Director
Joseph C. Sibigtroth

/S/ BARTH P. WALKER                   Director
Barth P. Walker

/S/ PATRICK J. MITCHELL               Executive Vice President, Chief Financial
Patrick J. Mitchell                   Officer and Treasurer (principal
                                      financial and accounting officer)

                                  EXHIBIT INDEX

Exhibit

 NO.                  DOCUMENT

4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Amendment No. 1 to Form S-1 (Commission File No. 33-81380), filed with the SEC on September 26, 1994)

4.2 Bylaws of the Registrant (Incorporated by reference to Exhibit 3.7 of the Registrant's Registration Statement on Form S-1, as amended (Commission File No. 33-81380), filed with the SEC on July 11, 1994)

4.3  Westbridge Capital Corp. 1996 Restricted Stock Plan.

5    Opinion of Milbank, Tweed, Hadley & McCloy

23.1 Consent of Milbank, Tweed, Hadley & McCloy (included in Exhibit 5)

23.2 Consent of Price Waterhouse LLP

24   Powers of Attorney (included in the Signature Page)

                                                                     EXHIBIT 4.3

                            WESTBRIDGE CAPITAL CORP.

                           1996 RESTRICTED STOCK PLAN

     1. PURPOSE. The purpose of the 1996 Restricted Stock Plan (the "Plan") is
(a) to further and promote the interests of Westbridge Capital Corp. (the "Company"), its Subsidiaries and its shareholders by enabling the Company and its Subsidiaries to attract, retain and motivate non-employee directors (though annual non-discretionary, fixed-formula grants of restricted stock), and employees, independent insurance agents and consultants of or to the Company or its Subsidiaries, or those who will become employees, independent insurance agents and consultants of or to the Company or its Subsidiaries (through discretionary grants of restricted stock), and (b) to align further the interests of all those individuals and the Company's shareholders. To do this, the Plan offers restricted stock awards to provide, upon vesting, such employees with a proprietary interest in maximizing the growth, profitability and overall success of the Company and its Subsidiaries.

     2. DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings set forth below:

          2.1 "AWARD" means an award or grant made to a Participant under Sections 6 or 7 of the Plan.

          2.2 "AWARD AGREEMENT" means the agreement executed by a Participant pursuant to the Plan in connection with the granting of an Award.

          2.3 "BOARD" means the Board of Directors of the Company, as constituted from time to time.

          2.4 "CHANGE IN CONTROL" means a change in the effective ownership or control of the Company as described and defined in Section 12.4 of the Plan.

          2.5 "CODE" means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.6 "COMMITTEE" means the committee of the Board described in Section 3 of the Plan.

          2.7 "COMMON STOCK" means the Common Stock, par value $.10 per share, of the Company or any security of the Company issued by the Company in substitution or exchange therefor.

          2.8 "COMPANY" means Westbridge Capital Corp., a Delaware corporation, or any successor corporation to Westbridge Capital Corp.

          2.9 "DISABILITY" means the Participant's inability to render, for a period of six consecutive months, services to the Company and any Subsidiary by reason of a physical or mental disability which is determined in writing to be total and permanent by a physician selected in good faith by the Company.

          2.10 "ELIGIBLE DIRECTOR" means each member of the Company's Board who is not a Qualified Independent Contractor or an employee of the Company (and/or any parent or subsidiary thereof), and who has not been such during the one year period immediately preceding (a) the Initial Grant Date (with respect to any Initial Grant to such member) and (b) any Annual Grant Date (with respect to any Annual Grant to such member), as such terms are defined in Section 7 of the Plan

          2.11 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.12 "FAIR MARKET VALUE" means on, or with respect to, any given date, the average of the highest and lowest market prices of the Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for such date or, if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded.

          2.13 "PARTICIPANT" means any individual who is selected under Section 5 of the Plan to receive an Award under Section 6 of the Plan or who automatically receives an award under Section 7 of the Plan.

          2.14 "PLAN" means the Westbridge Capital Corp. 1996 Restricted Stock Plan, as set forth herein and as in effect and as amended from time to time (together with any rules and regulations promulgated by the Committee with respect thereto).

          2.15 "QUALIFIED INDEPENDENT CONTRACTOR" means any insurance agent or consultant retained or engaged by the Company or any Subsidiary to perform services for, or engage in business activities on behalf of, the Company or any Subsidiary.

          2.16 "RESTRICTED SHARES" means the restricted shares of Common Stock granted pursuant to (a) the provisions of Sections 6 and 7 of the Plan and
     (b) the Award Agreement related to any such Award.

          2.17 "RETIREMENT" means (a) in the case of an Award under Section 6 of the Plan, the voluntary retirement by the Participant (other than a Qualified Independent Contractor) from active employment with the Company and its Subsidiaries on or after the attainment of age 65, and (b) in the case of an Award under Section 7 of the Plan, the voluntary resignation of any Eligible Director after age 75.

          2.18 "SUBSIDIARY(IES)" means any corporation (other than the Company) in an unbroken chain of corporations, including and beginning with the Company, if each of such corporations, other than the last corporation in the unbroken chain, owns, directly or indirectly, more than fifty percent (50%) of the voting stock in one of the other corporations in such chain, or any other corporation designated by the Board from time to time.

         3.       ADMINISTRATION.

          3.1 THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall be appointed from time to time by the Board and shall be comprised of not less than three (3) of the then members of the Board all of whom qualify to administer the Plan as disinterested persons within the meaning of Rule 16b-3, as promulgated by the Securities and Exchange Commission ("SEC") under Section 16(b) of the Exchange Act, or any successor rule or regulation thereto, as such Rule is amended or applied from time to time ("SEC Rule 16b-3"). No member of the Committee shall be eligible to receive awards under the Plan, other than an automatic award under Section 7 of the Plan. Consistent with the Bylaws of the Company, members of the Committee shall serve at the pleasure of the Board and the Board, subject to the immediately preceding sentence, may at any time and from time to time remove members from, or add members to, the Committee.

          3.2 PLAN ADMINISTRATION AND PLAN RULES. Subject to Section 3.4 of the Plan, The Committee is authorized to construe and interpret the Plan and to promulgate, amend and rescind rules and regulations relating to the implementation, administration and maintenance of the Plan. Subject to the terms and conditions of the Plan, the Committee shall make all determinations necessary or advisable for the implementation, administration and maintenance of the Plan including, without limitation,
     (a) selecting the Participants for awards under Section 6 of the Plan, (b) making Awards under Section 6 of the Plan in such amounts and form as the Committee shall determine, (c) imposing such restrictions, terms and conditions upon Awards made under Section 6 of the Plan as the Committee shall deem appropriate, and (d) correcting any technical defect or technical omission, or reconciling any technical inconsistency, in the Plan and/or any Award Agreement. The Committee may designate persons other than members of the Committee to carry out the day-to-day administration of the Plan under such conditions and limitations as it may prescribe, except that the Committee shall not delegate its authority with regard to selection for participation in respect of Section 5 of the Plan and/or the granting of any Awards to Participants under Section 6 of the Plan. The Committee's determinations under the Plan (other than those in respect of Eligible Directors who receive Awards under Section 7 of the Plan) need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under or through any Participants. The Company shall effect the granting of Awards under the Plan by execution of written agreements and/or other instruments in such form, subject to the terms and provisions of the Plan, as is approved by the Committee.

          3.3 LIABILITY LIMITATION. Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan (or any Award Agreement), and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company and any Subsidiary in respect of any claim, loss, damage or expense (including, without limitation, attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage which may be in effect from time to time.

          3.4 NON-DISCRETIONARY AWARDS. Notwithstanding anything in the Plan to the contrary, any and all decisions and determinations regarding the pricing, granting, timing, or amount of, or eligibility for, any Restricted Shares automatically granted to Eligible Directors under Section 7 of the Plan shall be automatic and determined exclusively under the terms and provisions contained in Sections 5.2 and 7 of the Plan. Such automatic and exclusive decisions and determinations shall not be subject to the discretion of any individual or committee of individuals, including, without limitation, the Committee.

         4.       TERM OF PLAN/COMMON STOCK SUBJECT TO PLAN.

          4.1 TERM. The Plan shall terminate on December 31, 2005, except with respect to Awards then outstanding. After such date no further Awards shall be granted under the Plan.

          4.2 COMMON STOCK.

          4.2.1 The maximum number of shares of Common Stock in respect of which Awards may be granted under Section 6 of the Plan, subject to adjustment as provided in Section 11.2 of the Plan, shall not exceed 875,000 shares.

          4.2.2 The maximum number of shares of Common Stock in respect of which Awards may granted under Section 7 of the Plan, subject to adjustment under
     Section 11.2 of the Plan, shall not exceed 125,000 shares.

          4.2.3 In the event of a change in the Common Stock of the Company that is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change shall be deemed to be the Common Stock for purposes of the Plan. Common Stock which may be issued under the Plan may be either authorized and unissued shares or issued shares which have been reacquired by the Company and which are being held as treasury shares. No fractional shares of Common Stock shall be issued under the Plan, unless the Committee determines otherwise.

          4.3 COMPUTATION OF AVAILABLE SHARES. For the purpose of computing the total number of shares of Common Stock available for Awards under the Plan, there shall be counted against the limitations set forth in Section 4.2 of the Plan the number of shares of Common Stock issued under grants of Restricted Shares pursuant to Sections 6 or 7 of the Plan. If any Awards are forfeited, the shares of Common Stock which were theretofore subject (or potentially subject) to such Awards shall again be available for Awards under the Plan to the extent of such forfeiture.

         5.       ELIGIBILITY.

          5.1 EMPLOYEES. Only key employees and Qualified Independent Contractors of the Company and its Subsidiaries, as determined by the Committee in its sole discretion, including (without limitation) directors of the Company who are also officers of the company or its subsidiaries, may participate in the Plan (other than Section 7 of the Plan) and receive an Award under Section 6 of the Plan. The Committee shall have full authority to determine (a) those individuals who are key employees or Qualified Independent Contractors to whom Restricted Shares will be granted under Section 6 of the Plan, and (b) the timing, pricing, amount and other terms of such a grant under the Plan (other than grants under Section 7 of the Plan), consistent with the terms and provisions of the Plan.

          5.2 ELIGIBLE DIRECTORS. Each Eligible Director shall automatically participate in Section 7 of the Plan. Eligible Directors are not eligible for discretionary grants of Restricted Shares under Section 6 of the Plan.

         6.  RESTRICTED SHARES.

          6.1 TERMS AND CONDITIONS. Grants of Restricted Shares (other than grants under Section 7 of the Plan) shall be subject to the terms and conditions set forth in this Section 6 and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Committee shall set forth in the relevant Award Agreement. Subject to the terms of the Plan, the Committee shall determine the number of Restricted Shares to be granted to a Participant under this Section 6 and the Committee may provide or impose different terms and conditions on any particular Restricted Shares granted under this Section 6 to any Participant. With respect to each Participant receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed in blank by such Participant, and shall bear, among other required legends, the following legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Westbridge Capital Corp. 1996 Restricted Stock Plan and an Award Agreement entered into between the registered owner hereof and Westbridge Capital Corp. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Westbridge Capital Corp., Fort Worth, Texas. Westbridge Capital Corp. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Westbridge Capital Corp. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

     Such stock certificate evidencing such shares shall, in the sole discretion of the Compensation Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

          6.2 RESTRICTED SHARE GRANTS. A grant of Restricted Shares under this
     Section 6 is an Award of shares of Common Stock granted to a Participant, subject to such restrictions, terms and conditions as the Committee deems appropriate, including, without limitation, (a) restrictions on the sale, assignment, transfer, hypothecation or other disposition of such shares,
     (b) the requirement that the Participant deposit such shares with the Company while such shares are subject to such restrictions, and (c) the requirement that such shares be forfeited if the Plan is not approved by the Company's shareholders and/or upon termination of employment for specified reasons within a specified period of time or for other reasons.

          6.3 RESTRICTION PERIOD. In accordance with Sections 6.1 and 6.2 of the Plan and unless otherwise determined by the Committee (in its sole discretion) at any time and from time to time, Restricted Shares granted under this Section 6 shall only become unrestricted and vested in the Participant in accordance with such vesting schedule relating to the service performance or other restriction applicable to such Restricted Shares, if any, as the Committee may establish in the relevant Award Agreement (the "Restriction Period"). Notwithstanding the preceding sentence, in no event shall the Restriction Period be less than six (6) months after the date of grant. During the Restriction Period, such stock shall be and remain unvested and a Participant may not sell, assign, transfer, pledge, encumber or otherwise dispose of or hypothecate such Award. Upon satisfaction of the vesting schedule and any other applicable restrictions, terms and conditions, the Participant shall be entitled to receive payment of the Restricted Shares or a portion thereof, as the case may be, as provided in Section 6.4 of the Plan.

          6.4 PAYMENT OF RESTRICTED SHARE GRANTS. After the satisfaction and/or lapse of the restrictions, terms and conditions established by the Committee in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 6.1 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Participant.

          6.5 SHAREHOLDER RIGHTS. A Participant shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a shareholder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares with respect to which such stock dividends are issued.

         7.       NON-EMPLOYEE DIRECTOR GRANTS.

          7.1 INITIAL GRANTS. Subject to adjustment under Section 11.2 of the Plan and the approval of the Plan at the Company's 1996 annual shareholders meeting (the "1996 Meeting"), 5,000 Restricted Shares shall automatically be granted to an Eligible Director immediately following the Company's annual shareholders meeting at which the Eligible Director is first elected to the Board (the "Initial Grant Date"), such fixed, automatic grants to commence with the 1996 Meeting (each, an "Initial Grant").

          7.2 ANNUAL GRANTS. Subject to adjustment under Section 11.2 of the Plan and the approval of the Plan at the 1996 Meeting, 1,000 Restricted Shares shall automatically be granted each year, immediately following the Company's annual shareholders meeting in such year (the "Annual Grant Date"), to each Eligible Director at such time who does not receive, in respect of such annual meeting, an automatic grant under Section 7.1 of the Plan, such fixed, automatic grants to commence with the 1996 Meeting (each, an "Annual Grant").

          7.3 VESTING. All Restricted Shares granted under this Section 7 shall become 100% vested on the first anniversary of the Initial Grant Date or the Annual Grant Date that relates to any such Award. Upon vesting, the Eligible Director shall be entitled to receive payment of the Restricted Shares, as provided in Section 7.9 of the Plan.

          7.4 TERMINATION. If an Eligible Director's membership on the Board terminates for any reason (other than Retirement, Disability or due to death) all unvested Restricted Shares shall be forfeited by such Eligible Director. If an Eligible Director's membership on the Board terminates due to Retirement, Disability or death all unvested Restricted Shares shall be automatically 100% vested as of the date of any such termination.

          7.5 APPLICATION. Notwithstanding anything in the Plan to the contrary, the provisions of Sections 6 and 12 of the Plan shall not be applicable to any Restricted Shares automatically granted to Eligible Directors under this Section 7.

          7.6 MEMBERSHIP RIGHTS. Neither the Plan, nor the granting of any Restricted Shares under this Section 7, nor any other action taken pursuant to the Plan or this Section 7, shall constitute or be evidence of any agreement or understanding, express or implied, that any member of the Board has any right to continue as a director of the Company for any period of time or at any particular rate of compensation.

          7.7 LEGEND. With respect to each Eligible Director receiving an Award of Restricted Shares, there shall be issued a stock certificate (or certificates) in respect of such Restricted Shares. Such stock certificate(s) shall be registered in the name of such Eligible Director, shall be accompanied by a stock power duly executed in blank by such Eligible Director, and shall bear, among other required legends, the following legend:

         "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including, without limitation, forfeiture events) contained in the Westbridge Capital Corp. 1996 Restricted Stock Plan and an Award Agreement entered into between the registered owner hereof and Westbridge Capital Corp. Copies of such Plan and Award Agreement are on file in the office of the Secretary of Westbridge Capital Corp., Fort Worth, Texas. Westbridge Capital Corp. will furnish to the recordholder of the certificate, without charge and upon written request at its principal place of business, a copy of such Plan and Award Agreement. Westbridge Capital Corp. reserves the right to refuse to record the transfer of this certificate until all such restrictions are satisfied, all such terms are complied with and all such conditions are satisfied."

     Such stock certificate evidencing such shares shall, in the sole discretion of the Committee, be deposited with and held in custody by the Company until the restrictions thereon shall have lapsed and all of the terms and conditions applicable to such grant shall have been satisfied.

          7.8 SHAREHOLDER RIGHTS. Each Eligible Director shall have, with respect to the shares of Common Stock underlying a grant of Restricted Shares, all of the rights of a holder of such stock (except as such rights are limited or restricted under the Plan or in the relevant Award Agreement). Any stock dividends paid in respect of unvested Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same restrictions and other terms and conditions that apply to the unvested Restricted Shares with respect to which such stock dividends are issued.

          7.9 PAYMENT. After the satisfaction and/or lapse of the restrictions, terms and conditions in respect of a grant of Restricted Shares, a new certificate, without the legend set forth in Section 7.7 of the Plan, for the number of shares of Common Stock which are no longer subject to such restrictions, terms and conditions shall, as soon as practicable thereafter, be delivered to the Eligible Director.

          8. DEFERRAL ELECTIONS/TAX REIMBURSEMENTS. The Committee may permit a Participant to elect to defer receipt of any delivery of shares of Common Stock that would otherwise be due to such Participant by virtue of the vesting of any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such deferrals, including, without limitation, the payment or crediting of reasonable interest on such deferred amounts credited in cash, and the payment or crediting of dividend equivalents in respect of deferrals credited in units of Common Stock. The Committee may also provide in the relevant Award Agreement for a tax reimbursement cash payment to be made by the Company in favor of any Participant in connection with the tax consequences resulting from the grant, vesting, or settlement of any Award made under the Plan.

          9. TERMINATION OF EMPLOYMENT. Subject to the terms and conditions of
     Section 6 of the Plan, if, and to the extent that, the terms and conditions under which an Award granted under Section 6 of the Plan may become vested after or as a result of a Participant's service termination or termination of employment for any particular reason shall not have been set forth (a) in the relevant Award Agreement, by and as determined by the Committee in its sole discretion, or (b) in the Participant's employment or other agreement, if any, the following terms and conditions shall apply as appropriate and as not inconsistent with the terms and conditions, if any, contained in such Award Agreement and/or employment or other agreement.

          9.1 PRIOR TO VESTING. If a Participant's employment or services with the Company and its Subsidiaries is terminated for any reason (including, without limitation, Disability, Retirement or death) prior to the actual or deemed (under Section 12 of the Plan) satisfaction and/or lapse of the restrictions, terms and conditions applicable to a grant of Restricted Shares made pursuant to Section 6 of the Plan, such Restricted Shares shall immediately be cancelled and the Participant (and such Participant's estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Shares.

          9.2 COMMITTEE DISCRETION. Notwithstanding anything to the contrary in this Section 9, the Committee, in its sole discretion, may determine, prior to or within ninety (90) days after the date of any such termination, that all or a portion of any Restricted Shares granted under Section 6 of the Plan shall not be so cancelled and forfeited.

          10. NON-TRANSFERABILITY OF AWARDS. Prior to vesting, no Award under the Plan or any Award Agreement, and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged, or otherwise hypothecated or disposed of by a Participant or any beneficiary(ies) of any Participant, except by testamentary disposition by the Participant or the laws of descent and distribution. Prior to vesting, no such interest shall be subject to execution, attachment or similar legal process, including, without limitation, seizure for the payment of the Participant's debts, judgements, alimony, or separate maintenance.

         11.      CHANGES IN CAPITALIZATION AND OTHER MATTERS.

          11.1 NO CORPORATE ACTION RESTRICTION. The existence of the Plan, any Award Agreement and/or the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company's or any Subsidiary's capital structure or its business, (b) any merger, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Company's or any Subsidiary's capital stock or the rights thereof, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the Company's or any Subsidiary's assets or business, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim against any member of the Board or the Committee, the Company or any Subsidiary, or any employees, officers or agents of the Company or any subsidiary, as a result of any such action.

          11.2 RECAPITALIZATION ADJUSTMENTS. In the event of any change in capitalization affecting the Common Stock of the Company, including, without limitation, a stock dividend or other distribution, stock split, reverse stock split, recapitalization, consolidation, subdivision, split-up, spin-off, split-off, combination or exchange of shares or other form of reorganization or recapitalization, or any other change affecting the Common Stock, proportionate adjustments to the Awards shall be made to reflect such change, including, without limitation, with respect to the aggregate number of shares of the Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of the Common Stock which may be granted or awarded to any Participant, and the number of shares of the Common Stock covered by each outstanding Award.

         12.      CHANGE IN CONTROL.

          12.1 ACCELERATION OF AWARDS VESTING. Anything in the Plan to the contrary notwithstanding, if a Change in Control of the Company occurs all restrictions, terms and conditions applicable to all Restricted Shares granted under Section 6 of the Plan shall be deemed lapsed and satisfied as of the date of the Change in Control. The immediately preceding sentence shall apply to only those Participants granted Awards under Section 6 of the Plan and
     (a) who are providing services to or are employed by the Company and/or one of its Subsidiaries as of the date of the Change in Control, or (b) to whom
     Section 12.3 below is applicable.

          12.2 PAYMENT AFTER CHANGE IN CONTROL. Within thirty (30) days after a Change in Control occurs, the holder of an Award of Restricted Shares shall receive a new certificate for such shares without the legend set forth in
     Section 6 of the Plan.

          12.3 TERMINATION AS A RESULT OF A CHANGE OF CONTROL. Anything in the Plan to the contrary notwithstanding, if a Change in Control occurs and if the Participant's employment or services is terminated before such Change in Control and it is reasonably demonstrated by the Participant that such employment or service termination (a) was at the request, directly or indirectly, of a third party who has taken steps reasonably calculated to effect the Change in Control, or (b) otherwise arose in connection with or in anticipation of the Change in Control, then for purposes of this Section 12, the Change in Control shall be deemed to have occurred immediately prior to such Participant's employment or service termination.

          12.4 CHANGE IN CONTROL. For the purpose of this Agreement, "Change in Control" shall mean:

               12.4.1 The acquisition, after the effective date of the Plan, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (a) the shares of the Common Stock, or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); PROVIDED, HOWEVER, that the following acquisitions shall not constitute a Change in Control: (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (y) any acquisition by any corporation if, immediately following such acquisition, more than 80% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

               12.4.2 Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the Closing whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in

          Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

               12.4.3 Approval by the shareholders of the Company of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation more than 80% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

               12.4.4 Approval by the shareholders of the Company of (a) a complete liquidation or dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company or the National Foundation Life Insurance Co., other than to a Subsidiary, wholly-owned, directly or indirectly, by the Company. For purposes of the Plan, and without limiting the generality of the preceding sentence, the sale or other disposition by the Company of more than 50% of the common stock or the voting securities (entitled to vote generally in the election of directors) of National Foundation Life Insurance Co. shall be deemed to constitute a sale or other disposition of substantially all the assets of the Company.

         13.      AMENDMENT, SUSPENSION AND TERMINATION.

          13.1 IN GENERAL. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable to insure that any and all Awards conform to or otherwise reflect any change in applicable laws or regulations, or to permit the Company or the Participants to benefit from any change in applicable laws or regulations, or in any other respect the Board may deem to be in the best interests of the Company or any Subsidiary; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary contained in the Plan, the terms and provisions of
     Section 7 of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder; PROVIDED, FURTHER, HOWEVER, that no amendment to the Plan shall, without shareholder approval (a) except as provided in Section 11 of the Plan, materially increase the number of shares of Common Stock which may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, (c) materially increase the benefits accruing to Participants under the Plan (this Section 13.1(c) shall not apply to any amendment or modification of any Award Agreement permitted under Section 13.2 if such amendment or modification would not require shareholder approval under SEC Rule 16b-3), or (d) extend the termination date of the Plan. No such amendment, suspension or termination shall (x) materially adversely affect the rights of any Participant under any outstanding Restricted Share grants, without the consent of such Participant, or (y) make any change that would disqualify the Plan, or any other plan of the Company or any Subsidiary intended to be so qualified, from the exemption provided by SEC Rule 16b-3.

          13.2 AWARD AGREEMENTS. The Committee may (in its sole discretion) amend or modify at any time and from time to time the terms and provisions of any outstanding Restricted Share grants, in any manner to the extent that the Committee under the Plan or any Award Agreement could have initially determined the restrictions, terms and provisions of such Restricted Share grants, including, without limitation, changing or accelerating the date or dates as of which such Restricted Share grants shall become vested. No such amendment or modification shall, however, materially adversely affect the rights of any Participant under any such Award without the consent of such Participant.

         14.      MISCELLANEOUS.

          14.1 TAX WITHHOLDING. The Company shall have the right to deduct from any payment or settlement under the Plan, including, without limitation, the delivery, transfer or vesting of any Common Stock or Restricted Shares, any federal, state, local or other taxes of any kind which the Committee, in its sole discretion, deems necessary to be withheld to comply with the Code and/or any other applicable law, rule or regulation. If the Committee, in its sole discretion, permits shares of Common Stock to be used to satisfy any such tax withholding, such Common Stock shall be valued based on the Fair Market Value of such stock as of the date the tax withholding is required to be made, such date to be determined by the Committee. The Committee may establish rules limiting the use of Common Stock to meet withholding requirements by Participants who are subject to Section 16 of the Exchange Act.

          14.2 NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan, the granting of any Award, nor the execution of any Award Agreement, shall confer upon any employee or Qualified Independent Contractor of the Company or any Subsidiary any right to continued employment with or retention by the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right, if any, of the Company or any Subsidiary to terminate the employment of any employee or the services of any Qualified Independent Contractor at any time for any reason.

          14.3 UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets in connection with any Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan or any Award Agreement shall be based solely upon the contractual obligations that may be created as a result of the Plan or any such award or agreement. No such obligation of the Company shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary. Nothing contained in the Plan or any Award Agreement shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Participant, any beneficiary thereof or any other person.

          14.4 OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary unless expressly provided in such other plans or arrangements, or except where the Board expressly determines in writing that inclusion of an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual base salary or other cash compensation. Awards under the Plan may be made in addition to, in combination with, or as alternatives to, grants, awards or payments under any other plans or arrangements of the Company or its Subsidiaries. The existence of the Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation plans or programs and additional compensation arrangements as it deems necessary to attract, retain and motivate employees.

          14.5 LISTING, REGISTRATION AND OTHER LEGAL COMPLIANCE. No Awards or shares of the Common Stock shall be required to be issued or granted under the Plan unless legal counsel for the Company shall be satisfied that such issuance or grant will be in compliance with all applicable federal and state securities laws and regulations and any other applicable laws or regulations. The Committee may require, as a condition of any payment or share issuance, that certain agreements, undertakings, representations, certificates, and/or information, as the Committee may deem necessary or advisable, be executed or provided to the Company to assure compliance with all such applicable laws or regulations. Certificates for shares of the Restricted Shares and/or Common Stock delivered under the Plan may be subject to such stock-transfer orders and such other restrictions as the Committee may deem advisable under the rules, regulations, or other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. In addition, if, at any time specified herein (or in any Award Agreement or otherwise) for (a) the making of any Award, or the making of any determination, (b) the issuance or other distribution of Restricted Shares and/or Common Stock, or (c) the payment of amounts to or through a Participant with respect to any Award, any law, rule, regulation or other requirement of any governmental authority or agency shall require either the Company, any Subsidiary or any Participant (or any estate, designated beneficiary or other legal representative thereof) to take any action in connection with any such determination, any such shares to be issued or distributed, any such payment, or the making of any such determination, as the case may be, shall be deferred until such required action is taken. With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of SEC Rule 16b-3. To the extent any provision of the Plan or any action by the administrators of the Plan fails to so comply with such rule, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

          14.6 AWARD AGREEMENTS. Each Participant receiving an Award under the Plan shall enter into an Award Agreement with the Company in a form specified by the Committee. Each such Participant shall agree to the restrictions, terms and conditions of the Award set forth therein and in the Plan.

          14.7 DESIGNATION OF BENEFICIARY. Each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to receive any benefit which under the terms of the Plan and the relevant Award Agreement may become payable or issuable on or after the Participant's death. At any time, and from time to time, any such designation may be changed or cancelled by the Participant without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant's estate. If the Participant designates more than one beneficiary, any payments under the Plan to such beneficiaries shall be made in equal shares unless the Participant has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Participant.

          14.8 LEAVES OF ABSENCE/TRANSFERS. The Committee shall have the power to promulgate rules and regulations and to make determinations, as it deems appropriate, under the Plan in respect of any leave of absence from the Company or any Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee may determine whether any such leave of absence shall be treated as if the Participant has terminated employment with the Company or any such Subsidiary. If a Participant transfers within the Company, or to or from any Subsidiary, such Participant shall not be deemed to have terminated employment as a result of such transfers.

          14.9 GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof. Any titles and headings herein are for reference purposes only, and shall in no way limit, define or otherwise affect the meaning, construction or interpretation of any provisions of the Plan.

          14.10 EFFECTIVE DATE. The Plan shall be effective upon its approval by the Board and adoption by the Company, subject to the approval of the Plan by the Company's shareholders in accordance with SEC Rule 16b-3.

          IN WITNESS WHEREOF, the Plan is adopted by the Company on this 19th day of April, 1996.

                    WESTBRIDGE CAPITAL CORP.

                    By: /S/ JAMES W. THIGPEN
                    Name: JAMES W. THIGPEN

                    Title: PRESIDENT AND CHIEF OPERATING OFFICER

                                                                       EXHIBIT 5

                                                              March 31, 1997

Westbridge Capital Corp.
777 Main Street

Suite 900
Fort Worth, Texas  76102

Ladies and Gentlemen:

     We have acted as special counsel for Westbridge Capital Corp., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended, of 1,000,000 shares of Common Stock, $.10 par value per share, of the Company ("Common Stock") issuable under the Westbridge Capital Corp. 1996 Restricted Stock Plan (the "Plan") on a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission").

     In rendering the opinions hereinafter expressed, we have examined originals or copies certified or otherwise identified to our satisfaction of all such records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination, we have assumed (and have not verified) (i) that the signatures on all documents which we have examined are genuine, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certifications of officers of the Company and other appropriate persons.

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     Based on the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that when said shares of Common Stock have been registered under the Securities Act of 1933, as amended, and when said shares of Common Stock have been issued as provided under the Plan, said shares of Common Stock will be duly authorized, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof.

     The foregoing opinions are limited to matters involving the federal laws of the United States of America and the general corporate law of the State of Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

     This opinion is addressed to you solely in connection with the matters referred to herein and is not to be relied upon by any other person, except the New York Stock Exchange and the Commission, or for any other purpose.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and further consent to the use of our name wherever it appears in the Registration Statement and any amendment thereto, and the Prospectus relating thereto.

                                Very truly yours,

                                    /S/ MILBANK, TWEED, HADLEY & MCCLOY

RSR/MLW

M&A 50835

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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 14,
1997, appearing on page 38 of Westbridge Capital Corp.'s Annual
Report on Form 10-K for the year ended December 31, 1996.






  /s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Dallas, Texas
April 2, 1997